UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/22/2008

DIGITAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32336

Maryland	26-0081711
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

560 Mission Street, Suite 2900
San Francisco, California 94105
(Address of principal executive offices, including zip code)

(415) 738-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

For the quarter ending December 31, 2007, the Company commenced leases totaling approximately 150,000 square feet of space. This includes nearly 16,000 square feet of Turn-Key Datacenter(TM) space leased at an average annual GAAP rental rate of $126.70 per square foot, over 109,000 square feet of Powered Base Building(TM) space leased at an average annual GAAP rental rate of $42.90 per square foot, and nearly 25,000 square feet of non-technical space leased at an average annual GAAP rental rate of $22.30 per square foot.

For the year ended December 31, 2007, the Company commenced leases totaling approximately 761,000 square feet. This includes nearly 134,000 square feet of Turn-Key Datacenter(TM) space leased at an average annual GAAP rental rate of $143.60 per square foot, over 550,000 square feet of Powered Base Building(TM) space leased at an average annual GAAP rental rate of $36.00 per square foot, and approximately 77,000 square feet of non-technical space leased at an average annual GAAP rental rate of $19.90 per square foot.

For the quarter ending December 31, 2007, the Company signed leases totaling over 429,000 square feet of space. This includes over 245,000 square feet of Turn-Key Datacenter(TM) space leased at an average annual GAAP rental rate of $125.00 per square foot, nearly 112,000 square feet of Powered Base Building(TM) space leased at an average annual GAAP rental rate of $40.65 per square foot, and over 72,000 square feet of non-technical space leased at an average annual GAAP rental rate of $20.90 per square foot.

For the year ended December 31, 2007, the Company signed leases totaling approximately 998,000 square feet. This includes over 435,000 square feet of Turn-Key Datacenter(TM) space leased at an average annual GAAP rental rate of $130.00 per square foot, nearly 419,000 square feet of Powered Base Building(TM) space leased at an average annual GAAP rental rate of $38.00 per square foot, and approximately 144,000 square feet of non-technical space leased at an average annual GAAP rental rate of $21.50 per square foot.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL REALTY TRUST, INC.

Date: January 22, 2008	By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary